EXHIBIT 23.1

                      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1996 included in Sunglass Hut International, Inc.'s Form 10-K for the year ended February 3, 1996 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Miami, Florida,
  January 16, 1997